UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    August 13, 2014

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

_________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On August 13, 2014, Frontier Communications Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Stock Purchase Agreement, dated December 16, 2013, between AT&T Inc. (“AT&T”) and the Company (the “Stock Purchase Agreement”).

Pursuant to the Amendment, the parties agreed, among other things, that the closing of the transactions contemplated by the Stock Purchase Agreement will take place on the later of (1) October 24, 2014 and (2) the first business day that is a Friday at least five (5) business days following the satisfaction or waiver of conditions set forth in the Stock Purchase Agreement, or in each case at such other time and place as the parties may mutually agree.

Item 9.01        Financial Statements and Exhibits

(d)Exhibits

2.1       Amendment No. 1, dated August 13, 2014, to the Stock Purchase Agreement, dated December 16, 2013, between AT&T Inc. and Frontier Communications Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER Communications CORPORATION

Date: August 14, 2014	By:/s/ David G. Schwartz
David G. Schwartz
Vice President, Corporate Counsel and
Assistant Secretary